UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of new Director

On September 21, 2022, the Board of Directors of the Company appointed Nina Chen-Langenmayr to serve as a Class III Director of the Company. Ms. Chen-Langenmayr’s term commenced immediately and is scheduled to expire at the 2023 Annual Meeting of Stockholders to be held in May 2023. The Board upon recommendation of the Nominating and Governance Committee also indicated that it would nominate Ms. Chen-Langenmayr for election by the Company’s Class B and D stockholders at the 2023 Annual Meeting of Stockholders.

Ms. Chen-Langenmayr’s compensation for her services will be consistent with the standard compensation paid to other non-employee directors of the Company, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 7, 2022.

Other than as set forth herein, there are no arrangements or understandings between Chen-Langenmayr and any other person pursuant to which Chen-Langenmayr was selected as a director, and there are no transactions between Chen-Langenmayr and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2022, the Bylaws (the “Bylaws”) of Universal Health Services, Inc. (the “Company”), were amended and restated in their entirety (the “Amended and Restated Bylaws”) by the Company’s Board of Directors (the “Board”). The Amended and Restated Bylaws are effective immediately.

The amendments, among other things:

•	clarify that meetings of stockholders can be held solely by remote means.
•

establish advance notice requirements in the bylaws for stockholders to make nominations for election to the board of directors at annual or special meetings or to propose other matters (other than matters properly brought under Section 14a-8 of the Securities Exchange Act of 1934, as amended) to be acted upon by stockholders at annual meetings.  The advance notice provisions require, among other things, written notice from the stockholder seeking to make a nomination or propose such other business setting forth certain information and representations to be provided to the Company during a specified timeframe as set forth in the Bylaws.

•

with respect to the ability of stockholders owning at least a majority of the outstanding voting power to request that a special meeting of stockholders be called, the amendments include provisions concerning certain procedural requirements relating to the ownership of shares by a stockholders requesting the special meeting and procedural requirements relating to the calling of such special meeting including, among other things, requiring a written notice from such stockholders requesting the special meeting which notice shall include, among other thing, the information and representations that are required for nominations or proposals to be made by stockholders at an annual meeting under the advance notice provision.

•	include a prohibition against action by consent in lieu of a meeting consistent with the restriction set forth in the Company’s Certificate of Incorporation
•

provide for who will preside over meetings of stockholders and clarify the authority of the Board and the chair of the meeting of stockholders in connection with the conduct of meetings of stockholders, including that the chair of the meeting has the authority to convene, adjourn or recess any meeting of stockholders.

•

provide that the voting standard for all matters submitted to the stockholders (other than the election of directors) is the majority of the votes cast by the stockholders present in person or represented by proxy at the meeting unless a different or minimum vote is required by the Company’s Certificate of Incorporation, the Bylaws, the rules or regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, in which case such different or minimum vote will be the applicable vote on the matter.

•	provide for the appointment by the Board of Directors of an Executive or non-Executive Chair of the Board as well as a Lead Director.
•	provide for mandatory indemnification and advancement of expenses for officers and directors of the Company to the fullest extent permitted by Delaware Law.
•

provide that, unless the Company consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain intracorporate matters and (ii) the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended.

The amendments to the Bylaws also include other changes intended to clarify and conform various provisions of the Bylaws to the General Corporation Law of the State of Delaware, the Company’s Certificate of Incorporation and to other provisions of the Bylaws.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws, Dated September 21, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.
Date: September 22, 2022	By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer